TERM SHEET
Proposed Terms of Transaction

This term sheet ("Term Sheet") sets forth certain material terms for the contribution of Lenders and Immune Therapeutics Inc ("IMUN") (collectively, the "Transaction").

Subject to the foregoing, the parties propose to negotiate in good faith to agree upon the terms of any required agreements for the Transaction that will provide for and/or incorporate the following:

Proposed Transaction	Lenders will loan the Company a minimum of $700,000 and up to $1,500,000.00 (the "Loan") in exchange for non-convertible promissory notes (each a "New Note" and collectively as, the "New Notes") in favor of each Lender in the amount loaned by each Lender. The New Notes will bear simple interest at the rate of 5% per annum and mature twelve (12) months from the dates of their respective issuances. The Company, with Lender approval, will have the option to extend such maturity for an additional six (6) months. Each Lender will have the option to draw down and apply the balance of its New Note, or a portion thereof, to exercise the existing warrants held by the Lender ("Existing Warrants") according to the terms of the Existing Warrants. As a condition to the Lenders making the Loan contemplated hereby ("Closing"), the Company will agree to attempt to resolve certain debt on its books in accordance with this term sheet. As a condition to the Company settling such debt, Forte Animal Health. ("Forte") and Cytocom, Inc. ("CYTO" or "Cytocom") must complete the assumption of certain obligations, as herein detailed and previously agreed between the Company and Forte and CYTO, respectively.
Lenders	The Lenders and the amount of the Loan to be paid by each Lender are listed on Exhibit A hereto. Each Lender will execute a lock up agreement with the Company for a period of twelve (12) months. The Lenders will also file Forms 3, 4 and 5 and Schedules 13D with the SEC, as appropriate, indicating that they are acting as a group and collectively hold more than 10% of the Company's securities and should be considered the company's affiliates.
Existing Promissory Notes	The Company will offer certain existing note holders, as listed on Exhibit B hereto, (each an "Existing Note Holder," and collectively as, the "Existing Note Holders") the right to amend their notes (each an "Existing Promissory Note," and collectively as, the "Existing Promissory Notes") to (i) extend the maturity of each Existing Promissory Note to twelve (12) months from Closing, with the Company's ability to extend such maturity on any given Existing Promissory Note an additional six (6) months with the approval of the applicable Existing Note Holder, (ii) provide for 5% interest per annum,

	and (iii) allow for the conversion of the principal and accrued interest of the Existing Promissory Notes at a rate of $0.05 per common share once the Company's intended 1,000 to 1 reverse stock split is approved by FINRA (the "Reverse Split"), which conversion shall be automatic upon FINRA's approval of the Reverse Split. In addition, upon approval of the Reverse Split by FINRA, all unexercised warrants held by Existing Note Holders will be automatically exercised either through a cash payment or by crediting the principal balance and/or accrued interest on their Existing Promissory Notes. The Existing Note Holders will agree to a six (6) month lock up of their conversion shares, excepting certain private transfers.
Former Employees	The Company will offer former employees who hold deferred compensation on the books of the Company the opportunity to settle a portion of the amounts owed them for common shares of the Company, as detailed in Exhibit C. The remaining deferred compensation held by such former employees will be transferred to Forte. The former employees will be required to execute settlement agreements with the Company at Closing, which settlement and the issuance of shares will be conditioned upon approval of the Reverse Split by FINRA. If the Reverse Split is not approved by FINRA, the former employees and Company will work together to reach a new settlement.
CEO/Board Members	The Company will offer its current CEO and board of director members who hold deferred compensation on the books of the Company the opportunity to settle the amounts owed them for common shares of the Company, as detailed in Exhibit D. The CEO and board members will be required to execute settlement agreements with the Company at Closing, which settlement and the issuance of shares will be conditioned upon approval of the Reverse Split by FINRA. If the Reverse Split is not approved by FINRA, the CEO, board members and Company will work together to reach a new settlement.
Accounts Payable and Accruals	The Company will offer certain persons who hold accounts payable and accruals with the Company the right to convert their amounts due into common stock of the Company, as detailed on Exhibit E hereto. Each recipient will execute a settlement agreement with the Company at Closing.
Cytocom Assignments and License/Forte Assignments	As a condition to the Company's obligations to settle existing debt on the terms herein provided, (i) Cytocom will assume certain obligations of the Company as detailed on Exhibit F, (ii) Cytocom must formally rescind its default notice to the Company of the license from Cytocom to the Company and restore the license to the Company in full force and effect, (iii) Forte must complete its assumption of debt as detailed on Exhibit G hereto, and (iv) Forte must issue the Company 15% of its issued and outstanding Common A stock.

	Each of Cytocom and Forte will be required to execute a separate assignment and assumption agreement approved by their respective boards and the obligation holders. Each holder of an obligation transferred to Forte or CYTO will be required to execute a settlement agreement with the Company at Closing for the amount of the obligation being transferred.
FINRA	The Company will diligently pursue approval of the Reverse Split by FINRA.
Taxes	Each person and the Company will be responsible for reporting and paying their tax obligations resulting from the transactions contemplated hereby. Tax obligations shall be based on the value of consideration received (e.g. all shares distributed as part of a settlement will be valued at $.05 per share rather than the designated conversion rate).
Management	Roscoe Moore and Kevin Phelps will be invited to remain as board members and Kevin Phelps will remain as chief executive officer at least until such time as new members are elected to the board of directors under the same financial compensation terms from January 1, 2021 as contained in his existing employment contract dated July 22, 2020. Until such time as new Board Members are elected as noted below, the Lenders will appoint two individuals to act as board advisors with such responsibilities as agreed between Lenders and the Company. Mr. Phelps will be granted a $100,000 promissory note as severance, including any required employment tax payments due from the Company. The Note will bear simple interest at the rate of 5% per annum and mature twelve (12) months from the dates of their respective issuances. The Company will hold its annual meeting for the appointment of new board members and management promptly following Closing of the Loan and shall file a Proxy Statement on Schedule 14A within 45 days of the closing of this transaction.
Registration of Shares	The Company will provide customary demand and piggyback registration rights relating to the registration of the Lenders' shares resulting from exercise of their warrants, on a pro rata basis, up to the amount permitted by law.
Confidentiality & Disclosures	This term sheet, the terms hereof and the Proposed Transaction contemplated hereby are highly confidential and comprise material non-public information with respect to the Company, and therefore the parties shall not trade in securities of the Company until all such information has been publicly disclosed. The Company will disclose the existence of this term sheet upon agreement by the parties to the extent determined necessary by Company's legal counsel. The Company will also disclose the

	definitive agreements at the completion of the Proposed Transactions to the extent determined necessary by Company's legal counsel.
Definitive Agreements and Closing	Upon acceptance by the Lenders, the Company will instruct its counsel to prepare the definitive documents required to complete the Proposed Transactions as soon as possible. The definitive agreements will contain standard representations and warranties, including securities representations and warranties, including that each recipient is acquiring the securities for his/her/its own account and not with a view towards distribution.

Proposed by the undersigned, as representative of the Lenders:

DocuSigned by:
By: Noreen Griffin
666D221AEED04EE...
Print Name: Noreen Griffin

Accepted by the Company:

Immune Therapeutics, Inc.

DocuSigned by:
By: Kevin Phelps
C2B84BDD60CD4ED...
Kevin Phelps
Chief Executive Officer

Date: April 15, 2021

EXHIBIT A

LENDERS

Name	Loan against Warrants	Conversion Rate	Shares after Reverse if Converted
RJ Dailey	$ 131,484	$ 0.05	2,629,688
Roger Bozarth	50,000	$ 0.05	1,000,000
Joel Yanowitz	100,000	$ 0.05	2,000,000
Chris Dunk	175,000	$ 0.05	3,500,000
Paul Puskadi	10,000	$ 0.05	200,000
Rogoff Family Trust	100,000	$ 0.05	2,000,000
Deane Rhodes	25,000	$ 0.05	500,000
Alan Cunningham	100,000	$ 0.05	2,000,000
George Sasko	50,000	$ 0.05	1,000,000
Raster Investments	100,000	$ 0.05	2,000,000
Noreen Griffin	25,010	$ 0.05	500,200
	$ 866,494		**17,329,888**

EXHIBIT B

NOTE HOLDERS

Conversion of Debt To Equity	Loan against Warrants	Conversion Rate	Shares after Reverse
Richard Gostanian	$ 51,170	0.05	1,023,397
RJ Dailey	44,493	0.05	889,850
JBCG Enterprises, LLC, assigned	43,570	0.05	871,400
Eric Nommsen	5,389	0.05	107,788
Sunit Pruthi	5,389	0.05	107,788
Curt DeWitz	10,779	0.05	215,577
Koehler Property Mgmt.	10,739	0.05	214,772
Huppetz Elke (2)	10,721	0.05	214,420
Kerry Wall	1,600	0.05	32,000
Salvatore Biondo	3,196	0.05	63,920
Moises Obadia	20,689	0.05	413,780
Chris Negvesky	1,064	0.05	21,280
Stephen Greiss	1,065	0.05	21,300
David Miller	105,012	0.05	2,100,248
SHR (Strategic Health Res)	55,556	0.05	1,111,119
Davit Stremic	5,312	0.05	106,240
Saman Poori	5,312	0.05	106,240
Paul Stremic	5,312	0.05	106,240
Mohammed Rais	11,016	0.05	220,320
Gloria Herndon	40,000	0.05	800,000
Chad Johnson	105,000	0.05	2,100,000
	$ 542,384		**10,847,679**

EXHIBIT C

BOARD AND CEO SETTLEMENT

Board and Management	Form of Payment	Loan against Warrants	Conversion Rate	Shares after Reverse
Roscoe Moore	Board Fees	$ 155,250	$ 0.05	3,105,000
Kevin Phelps	Board Fees	125,000	$ 0.05	2,500,000
	Compensation	160,000	$ 0.05	3,200,000
				5,700,000
Michael Sander	Board Fees	65,000	$ 0.05	1,300,000
		$ 505,250		**10,105,000**
Severence Payment - Kevin Phelps	$100,000 in promissory note 5% interest comounded monthly			
	twelve month term.			

EXHIBIT D

ACCOUNTS PAYABLE AND ACCRUALS SETTLEMENT

Conversion of AP and Accruals	Loan against Warrants	Conversion Rate	Shares after Reverse
Moski	$ 17,000	$ 0.05	340,000
Jack Brewer	60,000	$ 0.05	1,200,000
Brewer & Associates Chris Dunk	36,000	$ 0.05	720,000
Clifford Selsky	125,000	$ 0.05	2,500,000
Peter Aronstam	71,000	$ 0.05	1,420,000
	$ 309,000		**6,180,000**

EXHIBIT E

ASSIGNMENT CYTOCOM

Accounts Payable and Accruals		Balance at December 31, 2020
Dr. Cliff Selsky		$ 125,000
Total Accounts Payable and Accruals		**125,000**
Notes Assigned		
Alan Cunningham		149,989
Chris Dunk		207,580
Chris Pearce		143,363
Danny Katz		112,403
David Gebers		68,458
George Sasko		54,393
H Rhodes		27,256
Harbor Pallets/Sumrall		221,856
Joel Yanowitz		186,178
Kevin Baldridge		56,312
M Lombardo		55,875
Paul Akin		203,275
Raster		270,282
Richard Gostanian		698,899
RJ Dailey		701,805
Roger Bozarth		27,462
Rogoff Family Trust		54,944
Steven DeLaet		55,875
Total Notes Assigned		**3,294,814**
Employee Obligations		
Noreen Griffin		706,287
Kelly Wilson		182,871
Robert Wilson		115,000
Johnny Shan		106,409
Total Employee Obligations		**1,110,567**
Total Assignments		**$ 4,530,381**

EXHIBIT F

ASSIGNMENT FORTE

	Balance To Be Assigned to Forte
Notes:	
Robert Gostanian	$ 722,005
RJ Dailey	413,357
James Curley	56,936
George Sasko	56,367
Joel Yanowitz	128,778
Roger Bozarth	27,631
Alan Cunningham	124,123
Susan St. Ledger	112,641
Steven DeLaet	34,102
Total Notes	1,675,940
Accounts payable and accruals	
Edward Teraskiewicz	116,692
Paul Akin	145,000
eMax Health	120,000
Terry Grossman	50,000
Navigator Insurance	19,519
Larry Martin	59,129
Maxim Group	10,000
Nicholas Pilotnikoff	105,000
Pixelheads	216
Gateway Medical	13,000
VI Pharma	4,211
CATO	421,048
Total Accounts Payabe and Accruals	1,063,815

Employees	**Total Retained by Immune**	**Assigned to Cytocom Per Contract**	**Retained by Immune converted to Equity**	**Net Empoyee Assignment to Forte**
Chris Pearce	$ 230,471	$ -	$ -	$ 230,471
Noreen Griffir	2,017,964	706,287	525,500	786,177
	$ 2,248,435	$ 706,287	$ 525,500	1,016,648
Total Assignment to Forte				**$ 3,756,403**